CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 dated November 13, 1996 pertaining to the BankAmerica Deferred Compensation Plan (as amended and restated effective January 1, 1997) of our report dated January 16, 1996 with respect to the consolidated financial statements and schedules of BankAmerica Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                         /s/ ERNST & YOUNG LLP
                                                         ---------------------
                                                             Ernst & Young LLP






San Francisco, California
November 13, 1996